Exhibit 10.15

[FORM OF ESCROW AGREEMENT]

ESCROW AGREEMENT

ESCROW AGREEMENT, dated as of [•], 2007 (this “Agreement”), among VISA Inc., a Delaware corporation (“Visa Inc.”), Visa U.S.A. Inc., a Delaware corporation (“Visa USA”) and [•] (the “Escrow Agent”).

WITNESSETH:

WHEREAS, Visa Inc., Visa USA, Visa International Service Association (“Visa International”) and the other parties thereto have entered into a Global Restructuring Agreement, dated as of June 15, 2005 (the “Global Restructuring Agreement”), pursuant to which, on the terms and subject to the conditions contained therein, Visa USA and Visa International will become direct subsidiaries of Visa Inc.

WHEREAS, capitalized terms used and not otherwise defined herein shall have their respective meanings as defined in Annex I to the Global Restructuring Agreement;

WHEREAS, it is contemplated that, after the Restructuring contemplated by the Global Restructuring Agreement, Visa Inc. will undertake an IPO, subject to market conditions;

WHEREAS, following the consummation of the IPO, Visa Inc. and Visa USA intend to apply a portion of the net proceeds of the IPO to establish a fund (the “Escrow Fund”) to be used in connection with the payment of the Visa Litigation Obligations (as defined in Section 2(a) of the Loss Sharing Agreement);

WHEREAS, once it is deposited in accordance with the terms of this Agreement, the Escrow Agent will hold the Escrow Fund on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

SECTION 1. Appointment and Agreement of Escrow Agent. Visa Inc. and Visa USA hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, escrow agent upon the terms and conditions of this Agreement.

SECTION 2. Establishment of the Escrow Account. (a) The Escrow Agent has established Account No. [•] at [•], ABA No. [•] to hold the Escrow Fund (the “Escrow Account”). The Escrow Agent shall hold the Escrow Fund in escrow pursuant to this Agreement, in the Escrow Account.

(b) Visa Inc. shall deliver (or cause to be delivered) a portion of the proceeds from the IPO and such proceeds, together with any other moneys contributed to the Escrow Account in accordance with the terms of this Agreement, the Global Restructuring Agreement, the Amended and Restated Certificate of Incorporation of Visa Inc. and the Litigation Management Agreement, and any interest or other amounts earned thereon, shall serve as the Escrow Fund. At the time of delivery thereof to the Escrow Agent, the funds to be deposited in the Escrow Account shall be free and clear of all encumbrances except as may be created by this Agreement.

SECTION 3. Purpose of the Escrow Account. The Escrow Fund will be deposited with the Escrow Agent and will be held by the Escrow Agent for purposes of funding the obligations described in the Loss Sharing Agreement, in accordance with the terms of this Agreement.

SECTION 4. Payments from the Escrow Account. (a) Prior to the Escrow Termination Date, any and all amounts that are to be distributed from the Escrow Account shall be released in accordance with the terms of this Agreement and, except pursuant to Section 4(c), Section 4(d) or the immediately succeeding sentence, shall only be released in accordance with the terms of the Loss Sharing Agreement. If a Final Judgment is obtained against Visa USA or Visa International (or, to the extent Visa Inc. incurs a Liability with respect to a Visa Litigation Obligation, Visa Inc.), or Visa USA and Visa International enter into any Approved Settlement (as defined in the Second Restated Visa USA Certificate of Incorporation (the “VUSA Certificate”)) and, within fifteen (15) days after Visa Inc. or Visa USA make a demand therefor, the Litigation Committee has not taken all necessary actions to cause the distribution from the Escrow Account of sufficient funds to fund the entire Visa Litigation Obligation in respect of such Final Judgment or Approved Settlement, as the case may be (or otherwise made arrangements satisfactory to Visa Inc. to fund such obligations), Visa Inc. shall be entitled unilaterally to direct the Escrow Agent to distribute sufficient funds from the Escrow Account to fund the entire Visa Litigation Obligation in respect of such Final Judgment or Approved Settlement, as the case may be, to the extent such obligations are past due or will become due within ninety (90) days after the giving of the notice containing such direction.

(b) In the event that funds are to be released from the Escrow Account, Visa Inc. and, unless Visa Inc. is entitled to act unilaterally without the consent of Visa USA pursuant to the last sentence of Section 4(a), Visa USA shall provide written notice to the Escrow Agent to such effect. Within three (3) business days after receipt of such notice, the Escrow Agent shall transfer by wire transfer in immediately available funds, the amounts to be released from the Escrow Amount as instructed by Visa Inc. and, to the extent required, Visa USA from time to time.

(c) In the event that any funds remain in the Escrow Account after the Escrow Termination Date), Visa Inc. shall notify the Escrow Agent that the Escrow Termination Date has occurred. Within three (3) business days after its receipt of such notice, the Escrow Agent shall transfer to Visa Inc., by wire transfer in immediately available funds, any and all amounts remaining in the Escrow Account, including any amounts as shall be received upon the liquidation of any investments made pursuant to Section 8 hereof.

(d) All interest and other amounts earned on the Escrow Fund shall be incorporated into the Escrow Fund; provided that the Escrow Agent shall, not less frequently than quarterly, distribute to Visa Inc. an amount equal to [•]% of such interest and other amounts earned since the date of the immediately preceding distribution, if any, in order to provide Visa Inc. with an appropriate amount to pay Taxes in respect of such interest and other amounts (a “Tax Distribution”).

SECTION 5. Additions to the Escrow Account. Visa Inc. shall cause the net proceeds of any sale of Loss Shares, after any offering expenses, to be deposited in the Escrow Account, whereupon such amounts shall become part of the Escrow Fund.

SECTION 6. Liquidation of the Funds in the Escrow Account. Whenever the Escrow Agent shall be required to make payment from the funds in the Escrow Account, the Escrow Agent shall pay such amounts by liquidating the investments held in the Escrow Account to the extent necessary to pay such amounts in full and in cash.

SECTION 7. Maintenance of the Escrow Account; Termination of the Escrow Account. The Escrow Agent shall continue to maintain the Escrow Account until the earlier of (a) the time at which there shall be no funds in the Escrow Account and (b) the termination of this Agreement.

SECTION 8. Investment of Escrow Account. (a) The Escrow Agent shall invest and reinvest, upon written directions of Visa Inc., moneys on deposit in the Escrow Account; provided that such investments (i) shall be obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody’s Investors Services, Inc. or Standard & Poor’s Corporation, or in certificates of deposit, bank repurchase agreements or bankers acceptances of domestic commercial banks with equity capital exceeding $500,000,000 (collectively “Permitted Investments”) or in money market funds and (ii) shall have maturities that will not prevent or delay payments to be made pursuant to this Agreement and that do not exceed, in any event, ninety (90) days. In the absence of duly authorized and complete directions regarding investment of cash held in the Escrow Account, the Escrow Agent shall automatically invest and reinvest the same in units of the money market funds identified on Schedule B attached hereto and incorporated herein, which funds may be managed by an affiliate of the Escrow Agent. The Escrow Agent shall have no liability for any investment losses, including any losses on investments required to be liquidated prior to maturity in order to make a payment required by this Agreement.

(b) The Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to distribute funds from the Escrow Account pursuant to the terms of this Agreement or as otherwise contemplated in this Agreement.

SECTION 9. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of such other parties). This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns.

SECTION 10. Escrow Agent. (a) Except as expressly contemplated by this Agreement or by written instructions from Visa Inc. delivered in accordance with the terms of this Agreement, the Escrow Agent shall not sell, transfer or otherwise dispose of in any manner all or any of the funds in the Escrow Account, except pursuant to an order of a court of competent jurisdiction.

(b) The duties and obligations of the Escrow Agent shall be determined solely by this Agreement, and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be liable for any act done or omitted to be done in the absence of gross negligence, bad faith or willful misconduct.

(c) In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume that any Person purporting to give any notice in accordance with the provisions of this Agreement has been duly authorized to do so.

(d) The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, hereunder except in the case of its gross negligence, bad faith or willful misconduct. The Escrow Agent may consult with counsel of its own choice in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder and it shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion and instructions of such counsel.

(e) Except as set forth in Section 8, the Escrow Agent shall have no duty as to the collection or protection of the funds in the Escrow Accounts or income thereon, nor as to the preservation of any rights pertaining thereto, beyond the safe custody of the funds in the Escrow Account and any such funds actually in its possession.

(f) As compensation for its services to be rendered under this Agreement, for each year or any portion thereof, the Escrow Agent shall receive a fee in the amount specified in Schedule A to this Agreement and shall be reimbursed upon request for all expenses, disbursements and advances, including reasonable fees of outside counsel, if any, incurred or made by it in connection with the preparation of this Agreement and the carrying out of its duties under this Agreement. All such fees and expenses shall be paid by means of a disbursement to the Escrow Agent out of funds on deposit in the Escrow Account.

(g) Visa Inc. agrees to reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense (other than taxes of Escrow Agent with respect to fees received by Escrow Agent under this Agreement), including, without limitation, reasonable attorneys’ fees, incurred in the absence of gross negligence, bad faith or willful misconduct on the part of the Escrow Agent arising out of, or in connection with the acceptance of, or the performance of, its duties and obligations under this Agreement.

(h) The Escrow Agent may at any time resign by giving twenty (20) business days’ prior written notice of resignation to the Visa Inc. and Visa USA. Visa Inc. and Visa USA may at any time jointly remove the Escrow Agent by giving ten (10) business days’ written notice signed by each of them to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor Escrow Agent, which shall be a bank or trust company having its principal executive offices in the United States of America and assets in excess of $10 billion shall be designated by

Visa Inc. and Visa USA by written instrument executed by Visa Inc. and Visa USA and delivered to the Escrow Agent and to such successor Escrow Agent (the “Designation Notice”) and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor Escrow Agent, without any further act, deed or conveyance, shall succeed to all the rights and obligations with respect to the securities, money and property held hereunder of such predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of Visa Inc., Visa USA and the successor Escrow Agent, deliver to such successor Escrow Agent the funds in the Escrow Account and any other securities, money or property held by it pursuant to this Agreement within two (2) business days of the predecessor Escrow Agent’s receipt of such Designation Notice. If no successor Escrow Agent shall have been appointed within twenty (20) business days of a notice of resignation by the Escrow Agent, the Escrow Agent’s sole responsibility shall thereafter be to hold the funds in the Escrow Account and any other securities, money or property held by such Escrow Agent pursuant to this Agreement until the earlier of its receipt of designation of a successor Escrow Agent, a joint written instruction by Visa Inc. and Visa USA or termination of this Agreement in accordance with its terms.

(i) The Escrow Agent does not have any interest in the funds in the Escrow Account deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from the funds in the Escrow Account shall be subject to withholding regulations then in force with respect to relevant taxes.

(j) The Escrow Agent is authorized, for any securities at any time held hereunder, to register such securities in the name of its nominees or the nominees of any securities depository, and such nominee(s) may sign the name of any of the parties hereto to whom or to which such securities belong and guarantee such signature in order to transfer securities or certify ownership thereof to tax or other governmental authorities.

SECTION 11. Tax-Related Terms. (a) Visa Inc. and Visa USA agree that, for tax reporting purposes, all interest or other income earned from the investment of the funds in the Escrow Account in any tax year shall be allocated to Visa Inc.

(b) Visa Inc. agrees to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 to the Escrow Agent prior to the execution of this Agreement by the Escrow Agent.

(c) Visa Inc. agrees: (i) to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the funds from the Escrow Account or performance of other activities under this Agreement, (ii) to instruct the Escrow Agent in writing with respect to the Escrow Agent’s responsibility for withholding and other taxes, assessments or other governmental charges, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any Laws that may be applicable in connection with its acting as Escrow Agent under this Agreement, and (iii) to indemnify and hold the Escrow Agent harmless from any liability or obligation on account of Taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with or relating to any payment made under the terms of this Agreement, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties in each case which are incurred without gross negligence, bad faith or willful misconduct and excluding any liability or obligation of the Escrow Agent on account of taxes assessed or asserted with respect to fees received by the Escrow Agent hereunder. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

SECTION 12. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by facsimile (with proof of receipt), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12):

(a)	if to Visa Inc.:

Visa Inc.
	Tel:	+1 [•]
	Fax:	+1 [•]

with a copy, which shall not constitute notice, to:

White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
	Attention:	Kevin Keogh
S. Ward Atterbury
	Tel:	+1 (212) 819-8200
	Fax:	+1 (212) 354-8113

(b)	if to Visa USA:
	Tel:	+1 [•]
	Fax:	+1 [•]

with copies, which shall not constitute, notice to:

Holme, Roberts & Owen LLP
1700 Lincoln Street
Suite 4100
Denver, Colorado 80203-4541
	Attention:	Dean Salter, Esq.
	Tel:	303-866-0245
	Fax:	303-866-0200

and to

The Litigation Committee
c/o the General Counsel of Visa USA

(c)	if to the Escrow Agent, to:

[•]

SECTION 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts entered into and to be performed entirely within the State of New York.

SECTION 14. Amendments. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, Visa Inc., Visa USA and the Escrow Agent or (b) by a waiver in accordance with Section 15 of this Agreement. Visa USA shall not amend or modify this Agreement without the consent of the Litigation Committee and any such amendment or modification shall state that such approval has been obtained.

SECTION 15. Waiver. Either Visa Inc. or Visa USA may (i) extend the time for the performance of any obligation or other act of any other party hereto or (ii) waive compliance by any other party with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights. Visa USA shall not extend the time for the performance of any obligation or other act or waive compliance with any agreement or condition contained herein without the consent of the Litigation Committee and any such extension or waiver shall state that such approval has been obtained.

SECTION 16. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

SECTION 17. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among Visa Inc., Visa USA and the Escrow Agent with respect to the subject matter hereof. Notwithstanding the foregoing this Agreement shall not supersede the Transaction Documents as to Visa USA and Visa Inc.

SECTION 18. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 19. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 20. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of an originally executed Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

VISA, INC.

By:
Name:
Title:

VISA USA INC.

By:
Name:
Title:

[ESCROW AGENT]

By:
Name:
Title:

[Signature page to Escrow Agreement]

SCHEDULE A TO ESCROW AGREEMENT

SCHEDULE OF FEES

[Escrow Agent]

to act as

Escrow Agent

Total Fees (payable post-Closing):	$[•]

Covers all fees in connection with this Escrow Agreement.

SCHEDULE B TO ESCROW AGREEMENT

[To Come From Escrow Agent]